Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE GUARANTORS

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of May 7, 2012 among Carriage Merger V, Inc., Carriage Merger VI, Inc., Carriage Merger VII, Inc., Carriage Merger VIII, Inc., Carriage Merger IX, Inc., and Carriage Merger X, Inc. (the “New Guarantors”), each a subsidiary of Carriage Services, Inc., a Delaware corporation (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantors and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented by the first supplemental indenture and the second supplemental indenture thereto, the “Indenture”), dated as of January 27, 2005, relating to the 7.875% Senior Notes due 2015 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture provides that if the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the Company shall cause newly acquired or created Restricted Subsidiary to become a Guarantor by executing a supplemental indenture as provided in the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantors hereby agree, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. EXECUTION AND DELIVERY. Each Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of any such Subsidiary Guarantee of any Guarantor.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Third Supplemental Indenture

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Third Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

NEW GUARANTORS:

CARRIAGE MERGER V, INC.

By:	/s/ L. William Heiligbrodt
Name: L. William Heiligbrodt
Title: Executive Vice President and Secretary

CARRIAGE MERGER VI, INC.

By:	/s/ L. William Heiligbrodt
Name: L. William Heiligbrodt
Title: Executive Vice President and Secretary

CARRIAGE MERGER VII, INC.

By:	/s/ L. William Heiligbrodt
Name: L. William Heiligbrodt
Title: Executive Vice President and Secretary

CARRIAGE MERGER VIII, INC.

By:	/s/ L. William Heiligbrodt
Name: L. William Heiligbrodt
Title: Executive Vice President and Secretary

CARRIAGE MERGER IX, INC.

By:	/s/ L. William Heiligbrodt
Name: L. William Heiligbrodt
Title: Executive Vice President and Secretary

CARRIAGE MERGER X, INC.

By:	/s/ L. William Heiligbrodt
Name: L. William Heiligbrodt
Title: Executive Vice President and Secretary

Signature Page to Third Supplemental Indenture

EXISTING GUARANTORS:

CARRIAGE FUNERAL HOLDINGS, INC.
CFS FUNERAL SERVICES, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
WILSON & KRATZER MORTUARIES
ROLLING HILLS MEMORIAL PARK
CARRIAGE SERVICES OF CONNECTICUT, INC.
CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
BARNETT, DEMROW & ERNST, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
FORASTIERE FAMILY FUNERAL SERVICE, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE SERVICES OF NEVADA, INC.
HUBBARD FUNERAL HOME, INC.
CARRIAGE TEAM CALIFORNIA(CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA(FUNERAL), LLC
CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE TEAM KANSAS, LLC
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA, INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE INVESTMENTS, INC. (FOR ITSELF AND AS GENERAL PARTNER OF CARRIAGE MANAGEMENT, L.P)
CARRIAGE MANAGEMENT, L.P.
HORIZON CREMATION SOCIETY, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE PENNSYLVANIA HOLDINGS, INC.
CARRIAGE FUNERAL MANAGEMENT, INC.
CARRIAGE FLORIDA HOLDINGS, INC.
CARRIAGE ARIA CREMATION SERVICES, INC.
CARRIAGE INSURANCE AGENCY OF MASSACHUSETTS, INC.
CLOVERDALE PARK, INC.
CATAUDELLA FUNERAL HOME, INC.
COCHRANE’S CHAPEL OF THE ROSES, INC.

By:	/s/ L. William Heiligbrodt
Name: L. William Heiligbrodt
Title: Executive Vice President and Secretary

Signature Page to Third Supplemental Indenture

CARRIAGE SERVICES, INC.

By:	/s/ L. William Heiligbrodt
Name: L. William Heiligbrodt
Title: Executive Vice President and Secretary

Signature Page to Third Supplemental Indenture

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Trustee

By:	/s/ Patrick Giordano
Authorized Signatory

Signature Page to Third Supplemental Indenture

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